SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑   Filed by a party other than the Registrant ☐

Check the appropriate box:

☐

Preliminary Information Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑

Definitive Information Statement

INOLIFE TECHNOLOGIES, INC.

 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑

No fee required

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)

Title of each class of securities to which transaction applies:

     (2)

Aggregate number of securities to which transaction applies:

     (3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)

Proposed maximum aggregate value of transaction:

     (5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)

Amount Previously Paid:

     (2)

Form, Schedule or Registration Statement No.:

     (3)

Filing Party:

     (4)

Date Filed:

—————————————————————

INFORMATION STATEMENT

TO STOCKHOLDERS

OF

INOLIFE TECHNOLOGIES, INC.

8601 SIX FORKS ROAD SUITE 400

RALEIGH, NC 27615

—————————————————————

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, currently $0.0001 par value (the “Common Stock”), of INOLIFE TECHNOLOGIES, INC. (the “Company”) to notify such stockholders that on or about June 10, 2011, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the voting stock of the Company (the “Majority Stockholders”):

•

Approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company will change increase the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.01 per share (the “Share Increase”).

This Information Statement describing the approval of the Share Increase (the “Stockholder Matters”) is first being mailed or furnished to the Company’s stockholders on or about July 10, 2011, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

OUTSTANDING VOTING SECURITIES

As of June 10, 2011 (the “Record Date”), out of the 900,000,000 shares of Common Stock, par value of $0.0001 per share, authorized there were 693,184,926 shares of Common Stock issued and outstanding, and out of the 10,000,000 shares of preferred stock authorized there were a total of 70 shares of the preferred stock outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders. Each share of Common Stock was entitled to one (1) vote. Each share of Series A Convertible Preferred stock is not entitled to vote, except as authorized by law. The number of votes for the Series B Convertible Preferred Stock shall be the same number as the amount of shares of Common Stock that would be issued upon conversion pursuant to the Conversion Formula on the Conversion Date. Each holder of record of shares of the Series B Convertible Preferred Stock shall have the right to convert all (but not part) of such holder’s shares of Series B Convertible Preferred Stock, into that number of fully paid and non-assessable shares of Common Stock as shall total 60% of the Corporation’s common stock on a fully diluted basis

The Company’s Board of Directors approved this action as of June 10, 2011, and recommended that the Certificate of Incorporation be amended in order to effectuate the Share Increase.

The proposed Amendment to the Articles of Incorporation to increase the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.01 per share, will be filed with the New York State Secretary of State on or before July 14, 2011. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned as of June 10, 2011 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares and the address of each person is c/o InoLife Technologies, Inc. 8601 SIX FORKS ROAD, SUITE 400, RALEIGH, NORTH CAROLINA  27615.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)	Percentage of Series B Convertible Preferred Stock (2)
Gary Berthold	45,013,540	15.4%	50%
Sharon Berthold (3)	45,013,540	15.4%	50%

All officers and directors as a group (2 persons)	45,013,540	15.4%	100%

———————

(1)

Applicable percentage ownership is based on 693,184,926 shares of common stock outstanding as of June 10, 2011, together with securities exercisable or convertible into shares of common stock within 60 days of January 31, 2011 for each stockholder. Shares of common stock that are currently exercisable or exercisable within 60 days of February 11, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Gary Berthold and Sharon Berthold are each holders of record of 30 shares of the Series B Convertible Preferred Stock. These Series B Convertible Preferred Stock shares shall have the right to convert all (but not part) of such holder’s shares of Series B Convertible Preferred Stock, into that number of fully paid and non-assessable shares of Common Stock as shall total 60% of the Corporation’s common stock on a fully diluted basis

(3)	Gary Berthold and Sharon Berthold are married and for purposes hereof are both considered to beneficially together own 45,013,540 shares.

Information Regarding Present Directors and Executive Officers

Directors and Executive Officers

As of June 10, 2011, the current directors and executive officers of InoLife who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

Name	Age	Position
Gary Berthold	60	CEO, Director
Sharon Berthold	59	Executive Vice President, Director

GARY BERTHOLD

Chief Executive Officer, Director

Since 2006 Mr. Berthold has been the manager-member of several companies involved in veterinary research: PharmaCom BioVet, Inc., InoVet Ltd., and PharmaCom BioVet , LLC. Since 2004 Mr. Berthold has also owned a Haulmark Motor Home dealership that he represents at AKC dog shows. From 2003 to 2007 Mr. Berthold co-owned a software development company involved in the home automation industry. From 2004 to 2006 he also served as manufacturer's rep for several pet food and pet supply companies. Since 2000 Mr. Berthold has owned and managed a series of retail pet stores. Mr. Berthold is the spouse of Sharon Berthold, a director of the Company.

SHARON BERTHOLD

Executive Vice President, Director

Prior to her involvement with InoLife Technologies, Inc., Sharon spent several years working at two different Veterinary Hospitals in the capacity of Practice Management and Administration.. The majority of Sharon's previous business experience is in management, human resources, customer service and administration within the soft-drink, food and marketing businesses. Sharon spent over 15 years as an independent business owner within both the construction and companion animal related industries. She has extensive corporate experience from 1975 through 1993 in the capacity of Human Resource management and Office Administration. Sharon has developed business relationships with various academic universities, veterinary oncologists, medical DNA testing and manufacturing facilities throughout the country in order to incorporate products into the medical and veterinary markets.

AUDIT COMMITTEE; COMPENSATION COMMITTEE

The Board of Directors has not appointed an Audit Committee or a Compensation Committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the Board of Directors because the Company has not yet commenced a significant level of financial operations.

CODE OF ETHICS

The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because it has only recently acquired a significant number of members of management.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

None of the officers, directors or beneficial owners of more than 10% of the Company's common stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the year ended March 31, 2010.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning annual and long-term compensation provided to our Chief Executive Officer and each of the Company’s other most highly compensated executive officers who were serving as executive officers at January 31, 2011. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees. The following table sets forth all compensation awarded to, earned by, or paid by InoLife Technologies Inc.)

Summary Compensation Table for the Fiscal Years Ended March 31, 2010 and March 31, 2009

Executive	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Other Compensation
Gary Berthold, CEO	2010	—	—	—	—	—
Jan Kaplan, CFO(1)	2010	—	—	—	—	—

———————

(1)	Mr. Kaplan resigned as a member of the Board of Directors on September 7, 2010.

Option Grants to Our Named Executive Officers

No options have been granted to our named executive officers during the last two fiscal years.

Employment Agreements with Our Named Executive Officers

On April 30, 2011, the Company entered into executive employment agreement with Gary Berthold and Sharon Berthold. The agreement for Gary Berthold provides for an initial base salary of $310,000 per year and the agreement for Sharon Berthold provides for an initial base salary of $274,000 per year.

EQUITY GRANTS

Director Compensation

We have not paid any compensation to our directors (except named officers as set forth above) during the last two fiscal years.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of March 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	—	N.A.	—

Equity compensation plans not approved by security holders	—	N.A.	—

TOTAL	—	N.A.	—

DESCRIPTION OF THE STOCKHOLDER MATTERS

Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of June 10, 2011, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of June 10, 2011, approved and adopted resolutions to amend the Company’s Certificate of Incorporation. The Certificate of Amendment to the Company’s Certificate of Incorporation, to be filed on or before July 10, 2011, with the Secretary of State of the State of New York will, increase the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.01 per share, and will not be effective earlier than 20 days after the mailing of this Information Statement.

PURPOSE OF PROPOSED SHARE INCREASE.

The Board of Directors has determined that the increase of the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.01 per share, will be in the best interests of the shareholders.

The Board of Directors believes that it is in INOLIFE TECHNOLOGIES, INC.’s and INOLIFE TECHNOLOGIES, INC.’s stockholders’ best interests to increase the availability of additional authorized, but unissued, capital stock to provide INOLIFE TECHNOLOGIES, INC. with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. While the Board of Directors attempt to find an investor group to potentially make a substantial investment into INOLIFE TECHNOLOGIES, INC., there have been no agreements at this time.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should INOLIFE TECHNOLOGIES, INC. decide to use its shares for one or more of such previously mentioned purposes or otherwise, including the equity financing. INOLIFE TECHNOLOGIES, INC. reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of INOLIFE TECHNOLOGIES, INC., except as provided under New York corporate law or under the rules of any national securities exchange on which shares of stock of INOLIFE TECHNOLOGIES, INC. are then listed. Under INOLIFE TECHNOLOGIES, INC.’s Articles, the INOLIFE TECHNOLOGIES, INC. stockholders do not have preemptive rights to subscribe to additional securities which may be issued by INOLIFE TECHNOLOGIES, INC., which means that current stockholders do not have a prior right to purchase any new issue of capital stock of INOLIFE TECHNOLOGIES, INC. in order to maintain their proportionate ownership of INOLIFE TECHNOLOGIES, INC.’s stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In the event that the Board of Directors of INOLIFE TECHNOLOGIES, INC. does continue with its efforts to obtain funding through an equity transaction, the actual amount, if any, in terms of shares and capital to be raised will be determined solely by the Board of Directors. Any final decision regarding the issuance of additional shares remains with INOLIFE TECHNOLOGIES, INC. and its Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of INOLIFE TECHNOLOGIES, INC. by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of INOLIFE TECHNOLOGIES, INC. and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for INOLIFE TECHNOLOGIES, INC. stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting INOLIFE TECHNOLOGIES, INC.’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of INOLIFE TECHNOLOGIES, INC.’s business. However, the Board of Directors is not aware of any attempt to take control of INOLIFE TECHNOLOGIES, INC. and the Board of Directors did not propose the increase in INOLIFE TECHNOLOGIES, INC.’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment occurred when a majority of shares entitled to vote approved the Share Increase on June 10, 2011. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained.

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.01 per share. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 693,184,926 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On June 10, 2011, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Certificate of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company’s Certificate of Incorporation.

Approving Vote of the Board of Directors and Consenting Stockholders.

The Company’s Board of Directors has determined that the Shareholder Action is in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Share Increase. Accordingly, no additional vote of the Company's stockholders is required to approve the Share Increase.

Fairness of the Process.

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

Effective Date.

The Share Increase is anticipated to be effective on or about July 15, 2011.

Dissenters’ Rights of Appraisal.

Under New York Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the Address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

By order of the Board of Directors of

INOLIFE TECHNOLOGIES, INC.

8601 SIX FORKS ROAD SUITE 400

RALEIGH, NC 27615

(919) 676-5334

July 5, 2011

By:	/s/ Gary Berthold
Gary Berthold
Chief Executive Officer, President